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                               AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT, effective as of December 29, 2003, by and among WILLIAM BLAIR FUNDS, a business trust organized under the laws of the State of Delaware (the "Fund") and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company ("Investors Bank").

     WHEREAS, the Fund and Investors Bank entered into a Custodian Agreement dated October 1, 1999, as amended from time to time (the "Custodian Agreement"); and

     WHEREAS, the Fund and Investors Bank desire to amend the Custodian Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.   Amendments.
     -----------

     (a) Appendix A of the Custodian Agreement is hereby amended by deleting such Appendix A in its entirely and inserting in lieu thereof the attached Appendix A.

2.   Miscellaneous.
     --------------

     (a) Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

     (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

                                        INVESTORS BANK & TRUST COMPANY


                                        By: /s/ Andrew M. Nesvet
                                           -------------------------------------
                                           Name: Andrew M. Nesvet
                                           Title: Managing Director

                                        WILLIAM BLAIR FUNDS


                                        By: /s/ Marco Hanig
                                           -------------------------------------
                                           Name: Marco Hanig
                                           Title: President

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                                   Appendix A
                                   ----------

                        William Blair Mutual Funds, Inc.

..    William Blair Growth Fund

..    William Blair Ready Reserve Fund

..    William Blair Income Fund

..    William Blair International Growth Fund

..    William Blair Value Discovery Fund

..    William Blair Tax-Managed Growth Fund

..    William Blair Large Cap Growth Fund

..    William Blair Small Cap Growth Fund

..    William Blair Institutional International Growth Fund

..    William Blair Small Mid Cap Growth Fund